Exhibit 99.1

News Release
Sunoco, Inc.
1801 Market Street
Philadelphia, Pa. 19103-1699

For further information contact Jerry Davis (media) 215-977-6298 Terry Delaney (investors) 215-977-6106	For release: 8 a.m. May 5, 2005

No. 4030

SUNOCO REPORTS FIRST QUARTER RESULTS

PHILADELPHIA, May 5, 2005 — Sunoco, Inc. (NYSE: SUN) today reported net income of $116 million ($1.67 per share diluted) for the first quarter of 2005 versus $89 million ($1.17 per share diluted) for the 2004 first quarter.

“Our first quarter results reflect an excellent start to 2005,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “While Refining and Supply results were up only modestly versus the first-quarter 2004, significantly higher Chemicals earnings, lower net financing expenses and nine percent fewer shares outstanding enabled us to increase earnings per share by 43 percent versus the year-ago quarter. With favorable market conditions entering the driving season, momentum remains positive for the Company.”

Regarding the first quarter’s results, Drosdick said, “Our Refining and Supply business continued to lead the way, earning $108 million for the quarter. Margins, although lower than the 2004 fourth quarter in the Northeast, were still well above historical norms. Our Refining and Supply results also benefited from three percent higher production than last year’s first quarter and increased use of discounted high-acid crude oils in Northeast Refining. We have gradually increased our processing of such crudes over the past three quarters and averaged approximately 48,000 barrels per day in the first quarter. With continued strong discounts to light-sweet crude oils, we would expect to process approximately 60,000 - 70,000 barrels per day of high-acid crude oils in the second quarter. Without new units or additional capital, our refining organization has met the challenges of processing these crude oils, improving our refining margins, and increasing our crude oil options for the future.

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SUNOCO 1Q05 EARNINGS, PAGE 2

“Chemicals improved most significantly versus last year’s first quarter, earning $33 million versus $12 million a year ago. Despite continued feedstock cost pressures, Chemicals results have improved year-on-year for eight consecutive quarters. Fundamentals remain positive and we expect the recovery to continue.

“In other businesses, Retail Marketing lost $8 million, as retail margins could not keep pace with persistently rising wholesale prices, which increased over 40 cents per gallon during the quarter. As we approach the peak driving season, market conditions for this business are improved.

“Coke and Logistics earned $10 million and $3 million, respectively, in the quarter. We completed startup of our new coke plant in Haverhill, Ohio in late March. This plant is expected to increase annual Coke earnings by approximately $12 million and provide low-cost steam to our adjacent Chemicals phenol facility. Logistics earnings include a $3 million after-tax charge associated with a pipeline spill on the Mid-Valley crude oil pipeline.

“We also continued to act on our strategy to return cash to our shareholders. During the quarter, we increased our dividend by 33 percent, repurchased 724,500 shares ($70 million) and had our share repurchase authorization increased by $500 million. With a strong balance sheet and a favorable market outlook, we have the financial capacity to continue to invest in our existing assets while opportunistically growing the portfolio and returning cash to our shareholders.”

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $108 million in the current quarter versus $100 million in the first quarter of 2004. The $8 million increase was largely due to higher realized margins and higher production volumes. The first quarter of 2004 included significant scheduled maintenance activity in MidContinent Refining. Partially offsetting these positive variances were higher expenses, including fuel and other energy-related expenditures.

Total crude unit throughput averaged 875 thousand barrels daily (97 percent utilization) for the quarter, with total production available for sale approximating 83 million barrels.

RETAIL MARKETING

Retail Marketing had a loss of $8 million in the first quarter of 2005 versus a loss of $4 million in the first quarter of 2004. The decrease in results was due largely to lower retail margins for gasoline and distillate, partially offset by lower expenses. Current quarter results included a $2 million income contribution from the ConocoPhillips sites acquired in April 2004.

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SUNOCO 1Q05 EARNINGS, PAGE 3

CHEMICALS

Chemicals earned $33 million in the first quarter of 2005 versus $12 million in the prior-year period. The increase in earnings was due largely to higher realized margins for phenol and polypropylene. Total sales volumes and expenses were largely unchanged versus the year-ago period.

LOGISTICS

Earnings for the Logistics segment were $3 million versus $8 million in the year-ago period. The decline in earnings was due largely to the $3 million after-tax charge associated with the Mid-Valley pipeline spill and a $2 million unfavorable tax adjustment.

COKE

The Coke business earned $10 million in the first quarter of 2005 versus $9 million in the first quarter of 2004.

CORPORATE AND OTHER

Corporate administrative expenses were $16 million after tax in the current quarter versus $12 million in the comparable quarter last year. The increase was largely due to higher employee-related expenses, primarily accruals for stock-based incentive compensation.

Net financing expenses were $14 million after tax in the first quarter of 2005 versus $24 million in the prior-year quarter. The decrease was primarily due to lower interest expense resulting from 2004 debt restructuring activities and increased capitalized interest.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, approximately 4,800 retail sites selling gasoline and convenience items, over 4,300 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET today (May 5, 2005). It can be accessed through Sunoco’s Web site - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

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Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; fluctuations in supply of feedstocks and demand for products manufactured; changes in product specifications; availability and pricing of oxygenates; phase-outs or restrictions on the use of MTBE; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability and efficiency of, the Company’s or a third party’s operating facilities; potential equipment malfunction; potential labor relations problems; the legislative and regulatory environment; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements with favorable terms; plant construction/repair delays; nonperformance by major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions, including the impact of potential terrorist acts and international hostilities; and changes in the status of, or initiation of new, litigation. These and other applicable risks and uncertainties have been described more fully in Sunoco’s 2004 Form 10-K filed with the Securities and Exchange Commission on March 4, 2005 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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SUNOCO 1Q05 EARNINGS, PAGE 5

Sunoco, Inc.

2005 First Quarter Financial Summary

(Unaudited)

	2005	2004
First Quarter
Revenues	$7,209,000,000	$5,245,000,000
Net Income	$116,000,000	$89,000,000

Net Income Per Share of Common Stock:
Basic	$1.68	$1.18
Diluted	$1.67	$1.17

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	69.1	75.5
Diluted	69.5	76.3

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SUNOCO 1Q05 EARNINGS, PAGE 6

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31		Variance
	2005	2004
Refining and Supply	$108	$100	$8
Retail Marketing	(8)	(4)	(4)
Chemicals	33	12	21
Logistics	3	8	(5)
Coke	10	9	1
Corporate and Other:
Corporate expenses	(16)	(12)	(4)
Net financing expenses and other	(14)	(24)	10

Consolidated net income	$116	$89	$27

Net income per share of common stock (diluted)	$1.67	$1.17	$.50

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SUNOCO 1Q05 EARNINGS, PAGE 7

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2005	2004
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$108	$100
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$5.93	$5.68
Crude Inputs as Percent of Crude Unit Rated Capacity**	97	95
Throughputs*** (Thousand Barrels Daily):
Crude Oil	875.0	824.6
Other Feedstocks	52.7	65.6

Total Throughputs	927.7	890.2

Products Manufactured*** (Thousand Barrels Daily):
Gasoline	442.9	419.0
Middle Distillates	304.3	285.1
Residual Fuel	77.3	77.5
Petrochemicals	38.6	33.3
Lubricants	12.6	13.0
Other	89.5	96.0

Total Production	965.2	923.9
Less: Production Used as Fuel in Refinery Operations	46.7	42.9

Total Production Available for Sale	918.5	881.0

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

**	Effective January 1, 2005, crude unit capacity increased from 890 to 900 thousands of barrels daily due to a 10 thousand barrels-per-day adjustment in MidContinent Refining.

***	Data pertaining to the Eagle Point refinery for the three months ended March 31, 2004 are based on the amounts attributable to the 79-day ownership period (January 13, 2004 – March 31, 2004) divided by 91, the number of days in the period.

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SUNOCO 1Q05 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2005	2004
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$6.11	$5.74
Market Benchmark 6-3-2-1 (Per Barrel)	$4.51	$7.14
Crude Inputs as Percent of Crude Unit Rated Capacity	99	99
Throughputs** (Thousand Barrels Daily):
Crude Oil	646.2	630.9
Other Feedstocks	46.7	58.9

Total Throughputs	692.9	689.8

Products Manufactured** (Thousand Barrels Daily):
Gasoline	328.6	320.3
Middle Distillates	230.7	226.5
Residual Fuel	73.2	74.7
Petrochemicals	30.1	29.2
Other	57.8	65.3

Total Production	720.4	716.0
Less: Production Used as Fuel in Refinery Operations	35.5	34.8

Total Production Available for Sale	684.9	681.2

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

**	Data pertaining to the Eagle Point refinery for the three months ended March 31, 2004 are based on the amounts attributable to the 79-day period subsequent to the January 13, 2004 acquisition date divided by 91, the number of days in the period.

MidContinent Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$5.42	$5.46
Market Benchmark 3-2-1 (Per Barrel)	$6.24	$6.39
Crude Inputs as Percent of Crude Unit Rated Capacity**	93	82
Throughputs (Thousand Barrels Daily):
Crude Oil	228.8	193.7
Other Feedstocks	6.0	6.7

Total Throughputs	234.8	200.4

*	Comprised of the Toledo and Tulsa refineries.

**	Effective January 1, 2005, crude unit capacity increased from 235 to 245 thousands of barrels daily as a result of a 10 thousand barrels-per-day adjustment.

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SUNOCO 1Q05 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2005	2004
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	114.3	98.7
Middle Distillates	73.6	58.6
Residual Fuel	4.1	2.8
Petrochemicals	8.5	4.1
Lubricants	12.6	13.0
Other	31.7	30.7

Total Production	244.8	207.9
Less: Production Used as Fuel in Refinery Operations	11.2	8.1

Total Production Available for Sale	233.6	199.8

RETAIL MARKETING

Loss (Millions of Dollars)	$(8)	$(4)
Retail Margin* (Per Barrel):
Gasoline	$2.37	$2.68
Middle Distillates	$5.06	$6.27
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	289.8	273.7
Middle Distillates	49.4	44.5

	339.2	318.2

Total Retail Gasoline Outlets, End of Period	4,805	4,532
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	132	125
Convenience Stores:
Total Stores, End of Period	735	804
Merchandise Sales (M$/Store/Month)	$71	$68
Merchandise Margin (Company Operated) (% of Sales)	28%	24%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 1Q05 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2005	2004
CHEMICALS
Income (Millions of Dollars)	$33	$12
Margin* (Cents per Pound):
All Products**	12.6	9.1
Phenol and Related Products	11.0	8.6
Polypropylene**	15.4	10.4
Sales (Millions of Pounds):
Phenol and Related Products	681	614
Polypropylene	533	575
Plasticizers***	—	28
Other	33	48

	1,247	1,265

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**	The polypropylene and all products margins include the impact of a long-term supply contract entered into on March 31, 2003 with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

***	The plasticizer business was divested in January 2004.

COKE

Income (Millions of Dollars)	$10	$9
Coke Production (Thousands of Tons)	503	478
Coke Sales (Thousands of Tons)	497	482

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SUNOCO 1Q05 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2005	2004
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$149	$70	*
Retail Marketing	11	16
Chemicals	18	6	*
Logistics	8	4	*
Coke	22	16

	$208	$112

*	Excludes $250 million acquisition from El Paso Corporation of the Eagle Point refinery and related chemical and logistics assets, which includes inventory. The purchase price is comprised of $190, $40 and $20 million attributable to Refining and Supply, Chemicals and Logistics, respectively.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$49	$48
Retail Marketing	27	25
Chemicals	18	17
Logistics	8	7
Coke	3	3

	$105	$100

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SUNOCO 1Q05 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
Refining and Supply	$100	$217	$89	$135	$541
Retail Marketing	(4)	20	22	30	68
Chemicals	12	12	30	40	94
Logistics	8	9	9	5	31
Coke	9	9	12	10	40
Corporate and Other:
Corporate expenses	(12)	(13)	(15)	(27)	(67)
Net financing expenses and other	(24)	(20)	(19)	(15)	(78)

	89	234	128	178	629
Special items	—	—	(24)	—	(24)

Consolidated net income	$89	$234	$104	$178	$605

Earnings (loss) per share of common stock (diluted):
Income before special items	$1.17	$3.07	$1.71	$2.48	$8.40
Special items	—	—	(.32)	—	(.32)

Net income	$1.17	$3.07	$1.39	$2.48	$8.08

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SUNOCO 1Q05 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars Except Per Share Amounts)

(Unaudited)

2005 First Quarter
Refining and Supply	$108
Retail Marketing	(8)
Chemicals	33
Logistics	3
Coke	10
Corporate and Other:
Corporate expenses	(16)
Net financing expenses and other	(14)

116
Special items	—

Consolidated net income	$116

Earnings per share of common stock (diluted):
Income before special items	$1.67
Special items	—

Net income	$1.67

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SUNOCO 1Q05 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2004
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,232	$6,265	$6,575	$7,396	$25,468
Interest income	2	1	4	3	10
Other income (loss), net	11	10	(21)	30	30

	5,245	6,276	6,558	7,429	25,508

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,254	4,949	5,417	6,114	20,734
Consumer excise taxes	498	571	611	602	2,282
Selling, general and administrative expenses	187	223	203	260	873
Depreciation, depletion and amortization	100	100	103	106	409
Payroll, property and other taxes	33	28	30	27	118
Interest cost and debt expense	29	28	28	23	108
Interest capitalized	(1)	(2)	(3)	(5)	(11)

	5,100	5,897	6,389	7,127	24,513
Income before income tax expense	145	379	169	302	995
Income tax expense	56	145	65	124	390

Net income	$89	$234	$104	$178	$605

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SUNOCO 1Q05 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

2005 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191
Interest income	3
Other income, net	15

7,209

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059
Consumer excise taxes	585
Selling, general and administrative expenses	209
Depreciation, depletion and amortization	105
Payroll, property and other taxes	36
Interest cost and debt expense	23
Interest capitalized	(6)

7,011
Income before income tax expense	198
Income tax expense	82

Net income	$116

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SUNOCO 1Q05 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2005	At December 31 2004
ASSETS
Current Assets
Cash and cash equivalents	$346	$405
Accounts and notes receivable, net	1,656	1,271
Inventories	912	765
Deferred income taxes	110	110

Total Current Assets	3,024	2,551

Investments and long-term receivables	104	115
Properties, plants and equipment, net	5,094	4,966
Prepaid retirement costs	12	11
Deferred charges and other assets	445	436

Total Assets	$8,679	$8,079

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,094	$2,570
Short-term borrowings and current portion of long-term debt	103	103
Taxes payable	331	349

Total Current Liabilities	3,528	3,022

Long-term debt	1,374	1,379
Retirement benefit liabilities	538	539
Deferred income taxes	781	755
Other deferred credits and liabilities	323	247
Minority interests	521	530
Shareholders’ equity	1,614	1,607

Total Liabilities and Shareholders’ Equity	$8,679	$8,079

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SUNOCO 1Q05 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2005	2004
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116	$89
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	105	100
Deferred income tax expense	26	35
Proceeds from power contract restructuring	48	—
Payments less than (in excess of) expense for retirement plans	(1)	1
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(51)	(33)
Other	4	(4)

Net cash provided by operating activities	247	188

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(208)	(112)
Acquisitions	—	(235)
Proceeds from divestments	12	97
Other	3	1

Net cash used in investing activities	(193)	(249)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	—	100
Net proceeds from issuance of long-term debt	1	2
Repayments of long-term debt	(5)	(102)
Cash distributions to investors in cokemaking operations	(11)	(19)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(6)	(3)
Cash dividend payments	(21)	(21)
Purchases of common stock for treasury	(70)	(37)
Proceeds from issuance of common stock under management incentive and employee option plans	5	24
Other	(6)	(3)

Net cash used in financing activities	(113)	(59)

Net decrease in cash and cash equivalents	(59)	(120)
Cash and cash equivalents at beginning of period	405	431

Cash and cash equivalents at end of period	$346	$311

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